Subsidiaries of the Registrant
                                       ------------------------------



                                                                                                     State or
                                                                                Percent         Other Jurisdiction
Parent Company                          Subsidiary                               Owned           of Incorporation
--------------                          ----------                               -----           ----------------

WSFS Financial Corporation             Wilmington Savings Fund Society,          100%              United States
                                          Federal Savings Bank
                                       Montchanin Capital Management, Inc.        93%              Delaware

Wilmington Savings Fund                WSFS Reit, Inc                            100%              Delaware
 Society, Federal                      WSFS Investment Group, Inc.               100%              Delaware
 Savings Bank                          WSFS Credit Corporation                   100%              Delaware


Montchanin Capital                     Cypress Capital Management, LLC            60%              Delaware
 Management, Inc.

